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Exhibit 5.1

July 14, 2017

Madrigal Pharmaceuticals, Inc.
200 Barr Harbor Drive, Suite 400
West Conshohocken, Pennsylvania 19428

RE:
Registration Statement on Form S-3 for the Registration of 328,300 shares of common stock of Madrigal Pharmaceuticals, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Madrigal Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed sale of up to 328,300 shares (the "Shares") of common stock, $0.0001 par value per share (the "Common Stock") of the Company by the parties listed as selling stockholders. All of the Shares are being registered on behalf of certain stockholders of the Company.

        In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, the Bylaws of the Company and the minutes of meetings of the Board of Directors of the Company as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

        We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have not made any independent investigation.

        Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited to the laws of the Delaware General Corporation Law and the federal laws of the United States of America.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth, P.C.

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  Exhibit 5.1